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                            [SYNOVA HEALTHCARE LOGO]


                                                                    EXHIBIT 99.1
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COMPANY PRESS RELEASE
SYNOVA HEALTHCARE GROUP, INC.                              TRADING SYMBOL (SNVH)
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FOR IMMEDIATE RELEASE                                            August 2, 2006


              SYNOVA HEALTHCARE ENTERS INTO EXCLUSIVE DISTRIBUTION
                      AGREEMENT WITH OVULATION TESTER, LLC


MEDIA, PA (August 2, 2006) -- Synova Healthcare, Inc., a subsidiary of Synova Healthcare Group, Inc. (OTC BB: SNVH), has entered into an exclusive distribution agreement with Ovulation Tester, LLC. ("OT"), which develops ovulation testing products.

Under the terms of the agreement, Synova has the exclusive right to market a novel product designed to help women track their ovulation cycles and increase the likelihood of achieving pregnancy. Synova has been granted by OT the right to distribute this FDA-cleared product in the United States and Canada, subject to obtaining necessary Canadian regulatory approvals for the marketing and sale of the product in Canada.

The ovulation product is designed to increase a woman's chances of becoming pregnant. It provides a reliable indication of the days within her menstrual cycle during which she is more likely to conceive - the days closest to when the egg is released from the ovary. The product uses saliva, and not urine, as the testing medium. This product tracks and records a woman's entire reproductive cycle in a more cost-effective way than commonly used testing methods.

Stephen E. King, Chairman and CEO of Synova Healthcare Group, said: "Our agreement with OT represents another key strategic initiative for Synova. The imminent introduction of this unique ovulation prediction product furthers Synova's efforts in bringing to market innovative products aimed at addressing the healthcare needs of women, through every stage of their reproductive life."


ABOUT SYNOVA HEALTHCARE GROUP, INC.
Synova Healthcare Group, Inc., through its subsidiaries Synova Healthcare, Inc. and Synova Pre-Natal Healthcare, Inc., is focused on the development, distribution, marketing and sale of non-invasive medical diagnostic tests that allow consumers and healthcare professionals to rapidly and accurately diagnose and monitor the onset of certain medical conditions. The Company's efforts are currently concentrated in the women's healthcare sector. Its goal is to supplant traditional, more invasive, and costly diagnostic testing techniques, such as blood or serum assays, by offering rapid, non-invasive test alternatives. The Company's products afford consumers discreet use from home, and allow clinicians to offer streamlined healthcare services by providing rapid and accurate test results from within their offices. For further information, please visit the company's website at www.synovahealthcare.com.


                                     -more-


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                                - 2 -                            August 2, 2006


CONTACTS:

Synova Healthcare Group, Inc.                      The Investor Relations Group
Robert Edwards                                     Katrine Winther-Olesen
Chief Financial Officer                            Investor Relations
Phone:  610-565-7080                               Phone: 212-825-3210

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends", "potential" and similar expressions. These statements reflect the Company's current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Such risk factors are discussed in the Company's Registration Statement on Form SB-2 (File No. 333-123498), as amended, as declared effective by the Securities and Exchange Commission on May 22, 2006, as well as in other periodic reports and filings with the Commission. There can be no assurance that such factors will not affect the accuracy of such forward-looking statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information set forth in this Press Release including such forward-looking statements. This press release does not constitute an offer to sell or the solicitation of an offer to buy; nor will there be any sale of securities of Synova Healthcare Group, Inc. in any state where such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of those states.









                          SYNOVA HEALTHCARE GROUP, INC.
   1400 N. PROVIDENCE ROAD/SUITE 6010/BUILDING 2 O MEDIA/PENNSYLVANIA O 19063
                       TEL: 610-565-7080/FAX: 610-565-7081